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                                                                    EXHIBIT 10.3

(IDEX CORPORATION LOGO)

                                IDEX CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT

NAME: DOMINIC ROMEO                     PLAN: IDEX CORPORATION INCENTIVE AWARD
                                              PLAN, AS AMENDED AND RESTATED
ADDRESS: ____________________________         EFFECTIVE FEBRUARY 20, 2008
_____________________________________
_____________________________________   GRANT: 74,000 SHARES OF COMMON STOCK
                                               (THE "RESTRICTED STOCK")
OPTIONEE ID
NUMBER: __________                      GRANT DATE: APRIL 8, 2008


SIGNATURE:
           --------------------------

Effective on the Grant Date you have been granted the Restricted Stock, in accordance with the provisions of the IDEX Corporation Incentive Award Plan, as Amended and Restated effective February 20, 2008 (the "Plan") and subject to the restrictions, terms and conditions set forth herein.

The Restricted Stock will vest and no longer be subject to the restriction of this Agreement as follows:

50% of the Restricted Stock shall vest in one-third increments on each anniversary of the Grant Date; and.

50% of the Restricted Stock shall vest on the third anniversary of the Grant
Date.

In the event of the termination of your employment or service for any reason, whether such termination is occasioned by you, by IDEX Corporation (the "Company") or any of its Subsidiaries, with or without cause or by mutual agreement ("Termination of Service"), your right to receive and/or vest in Restricted Stock under the Plan, if any, will terminate effective as of the earlier of: (i) the date that you give or are provided with written notice of Termination of Service, or (ii) if you are an employee of the Company or any of its Subsidiaries, the date that you are no longer actively employed and physically present on the premises of the Company or any of its Subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law (each, the "Notice Period"). For greater clarity, you have no rights to receive and/or vest in Restricted Stock during the Notice Period.

Notwithstanding the foregoing, this award shall be fully vested upon your Termination of Service by reason of death, Disability, or Retirement, or upon a Change in Control of the Company. "Disability" means that you could qualify to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time. "Retirement" means your voluntary Termination of Service on or after accruing at least five (5) Years of Service with the Company and attaining an age of at least 50, if the sum of your age and Years of Service is at least 70. "Years of Service" means the number of full years that you have been employed by or providing service to the Company or any of its Subsidiaries.

This award is not transferable except by will or the laws of descent and distribution.

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The Company will cause the Restricted Stock to either (i) be issued and one or more stock certificates representing the Restricted Stock to be registered in your name or (ii) held in book entry form promptly upon execution of this Agreement. If a stock certificate is issued, such certificate will bear the following legend:

     The shares of stock represented by this certificate are subject to forfeiture and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Plan and a Restricted Stock Award Agreement dated April 8, 2008, entered into between the registered owner of such shares and IDEX Corporation. A copy of the Agreement is on file in the office of the Secretary of IDEX Corporation, Suite 400, 630 Dundee Road, Northbrook, Illinois 60062.

If a certificate is issued then such certificate, together with stock powers duly executed in blank related to such Restricted Stock, will be deposited with the Secretary of the Company or a custodian designated by the Secretary. In such case, the Secretary or custodian will issue a receipt to you evidencing the certificates held that are registered in your name. Until the Restricted Stock has been issued and registered in your name, you will not be deemed for any purpose to be, or have rights as, a Company shareholder by virtue of this award. After such time, you will receive all dividends paid on and will be entitled to vote the Restricted Stock.

If a certificate is issued, then following the vesting of any of your Restricted Stock, the Company will cause to be issued and delivered to you a new certificate evidencing such Restricted Stock, free of the legend provided above. If your Restricted Stock is held in book form, the Company will cause any restrictions noted on the book form to be removed. If your Restricted Stock is held in book form, you may request that the Company issue you certificates for vested shares.

The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes arising from this Restricted Stock Award. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares of your Restricted Stock otherwise to be delivered with a fair market value equal to the minimum amount of the tax withholding obligation; or
(ii) surrendering to the Company previously owned Restricted Stock with a fair market value equal to the minimum amount of the tax withholding obligation. If you are subject to United Kingdom income tax and/or national insurance contributions, the Company or any Subsidiary may withhold or collect any income tax and national insurance contributions: (i) by deduction from salary or any other payment payable to you at any time on or after the day an income tax charge arises in respect of a Restricted Stock Award; (ii) directly from you by payment of cleared funds; or (iii) by arranging for the sale of some of the shares of Restricted Stock to which you are entitled.

You acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, its affiliates and your employer hold certain personal information, including your name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, any shares of stock awarded, cancelled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan ("Data"). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere such as the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to participate in the Plan.

Your participation in the Plan is voluntary. The value of the Restricted Stock Award is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the Restricted Stock Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the awarding of Restricted Stock under the Plan represents a mere investment opportunity.

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This Restricted Stock Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of a Restricted Stock Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Restricted Stock or benefits in lieu of Restricted Stock in the future. Future awards of Restricted Stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares, vesting provisions, and the exercise price. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Company at any time. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

COMPANY:

IDEX CORPORATION


By: /s/ Frank J. Notaro
    ---------------------------------
    Frank J. Notaro
    Vice President - General Counsel
    and Secretary